EXHIBIT (i)(2)

CONSENT OF COUNSEL

I consent to the incorporation by reference in this Post-Effective Amendment No. 175 to the Registration Statement of Eaton Vance Special Investment Trust (1933 Act File No. 002-27962) of my opinion dated April 27, 2017, which was filed as Exhibit (i) to Post-Effective Amendment No. 173.

/s/ Katherine M. Campbell
Katherine M. Campbell, Esq.

December 21, 2017

Boston, Massachusetts